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                                                                     EXHIBIT 4.6

                    INTERCREDITOR AND SUBORDINATION AGREEMENT

         THIS INTERCREDITOR AND SUBORDINATION AGREEMENT dated as of August 19, 2003 (this "Intercreditor Agreement") is by and among (i) BANK ONE, NA, as collateral agent (in such capacity, the "Collateral Agent") for and on behalf of the Secured Parties, (ii) BANK ONE, NA, as Administrative Agent (in such capacity, the "Administrative Agent") for and on behalf of the Senior Creditors,
(iii) U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee (in such capacity, together with its successors and assigns, the "Trustee") for and on behalf of the Subordinated Creditors, and (iv) ARDENT HEALTH SERVICES, INC., a Delaware corporation (the "Borrower").

                                   WITNESSETH

         WHEREAS, pursuant to the terms of the Credit Agreement, the Borrower is required to (a) cause, under certain circumstances set forth therein, each HMO Subsidiary to (i) issue an intercompany promissory note to the Borrower or a Subsidiary in a principal amount set forth in the Credit Agreement and (ii) grant to the Borrower or such Subsidiary, as applicable, a security interest in all of its real and personal property to secure the obligations of such HMO Subsidiary under such intercompany promissory note pursuant to the intercompany security documents described in the Credit Agreement and (b) collaterally assign, and grant a security interest in, all of the Borrower's or such Subsidiary's, as applicable, rights under such intercompany promissory note and such intercompany security documents to the Collateral Agent as collateral security for the Senior Obligations;

         WHEREAS, pursuant to the terms of the Indenture, in the event that the Borrower or any Subsidiary grants a security interest in the Borrower's or such Subsidiary's, as applicable, rights under any such intercompany promissory note and any such intercompany security documents to the Collateral Agent as collateral security for the Senior Obligations, then the Borrower or such Subsidiary, as applicable, is also required to grant a security interest in the Borrower's or such Subsidiary's, as applicable, rights under such intercompany promissory note and such intercompany security documents in favor of the holders of the Subordinated Notes as collateral security for the Subordinated Obligations;

         WHEREAS, the Trustee and the holders of the Subordinated Notes agree that any such collateral assignment and security interest in favor of the holders of the Subordinated Notes shall be made to the Collateral Agent as collateral security for the Subordinated Obligations;

         WHEREAS, the parties hereto have entered into this Intercreditor Agreement to define the rights, duties, authority and responsibilities of the Collateral Agent and the relationship among the Secured Parties regarding the relative rights and priorities with respect to the Collateral.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. The following terms shall have the meanings provided below:

                  "Credit Agreement" means that Credit Agreement dated as of August 19, 2003 among the Borrower, the guarantors identified therein, the Lenders and the Administrative Agent, as the same may be amended, modified, supplemented, extended, increased, refinanced, restated and replaced from time to time.

                  "Credit Documents" means the "Loan Documents" as defined in the Credit Agreement, as the same may be amended, modified, supplemented, extended, restated and replaced from time to time.

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                  "Collateral" means all of the property (whether real or
         personal, tangible or intangible) in which the Collateral Agent is granted a Lien pursuant to the Collateral Documents.

                  "Collateral Documents" means any security agreement, pledge agreement, mortgage, deed of trust or other security document pursuant to which the Borrower or any Subsidiary grants a Lien in any of its rights under any Intercompany Promissory Note or any Intercompany Security Documents to the Collateral Agent to secure the Secured Obligations, in each case as the same may be amended, modified, supplemented, extended, restated and replaced from time to time.

                  "Event of Default" means the occurrence of an "Event of Default" under, and as defined, the Credit Agreement.

                  "Financing Documents" means the Credit Documents and the Subordinated Note Documents.

                  "HMO" means any health maintenance organization, managed care organization, any Person doing business as a health maintenance organization or managed care organization, or any Person required to qualify or be licensed as a health maintenance organization or managed care organization under applicable federal or state law (including, without limitation, HMO Regulations).

                  "HMO Business" means the business of owning and operating an HMO or other similar regulated entity or business.

                  "HMO Regulations" means all laws, regulations, directives and administrative orders applicable under federal or state law to any HMO Subsidiary (and any regulations, orders and directives promulgated or issued pursuant to any of the foregoing) and Subchapter XI of Title 42 of the United States Code Annotated (and any regulations, orders and directives promulgated or issued pursuant thereto, including, without limitation, Part 417 of Chapter IV of 42 Code of Federal Regulations
         (1990)).

                  "HMO Subsidiary" means any existing or future Subsidiary that is capitalized or licensed as an HMO, conducting HMO Business or providing managed care services.

                  "Indenture" means that certain Indenture dated as of August 19, 2003 among the Borrower, the Subsidiaries of the Borrower party thereto and the Trustee, as the same may be amended, modified, supplemented, extended, restated, refinanced and replaced from time to time.

                  "Intercompany Promissory Notes" means each and every promissory note issued by an HMO Subsidiary to the Borrower or a Subsidiary of the Borrower pursuant to the requirements of the Credit Agreement.

                  "Intercompany Security Documents" means each and every security agreement, pledge agreement, mortgage, deed of trust or other security document pursuant to which any HMO Subsidiary grants a Lien in any of its real or personal property to secure its obligations under an Intercompany Promissory Note.

                  "Lenders" means the lenders from time to time party to the Credit Agreement.


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                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

                  "Loan Parties" means the Borrower and the Guarantors.

                  "Parent" means Ardent Health Services LLC, a Delaware limited liability company.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

                  "Required Lenders" means the "Required Lenders" under, and as defined in, the Credit Agreement.

                  "Secured Obligations" means, collectively, the Senior Obligations and the Subordinated Obligations.

                  "Secured Parties" means the Senior Creditors and the Subordinated Creditors.

                  "Senior Creditors" means the Administrative Agent, the Lenders and any affiliate of a Lender that enters into a Swap Contract with any Loan Party.

                  "Senior Obligations" means all obligations (including (a) principal, interest, fees, indemnities and all other amounts and (b) interest accruing after commencement of a proceeding in bankruptcy, reorganization or insolvency, whether or not allowable as a claim), contingent or otherwise, of the Loan Parties from time to time to the Senior Creditors under the Credit Documents. The foregoing shall also include any Swap Contract between any Loan Party and any Lender or affiliate of a Lender.

                  "Subordinated Creditors" means the Trustee and the holders of the Subordinated Notes.

                  "Subordinated Obligations" means all obligations (including
         (a) principal, interest, fees, premiums, liquidated damages, indemnities and all other amounts and (b) interest accruing after commencement of a proceeding in bankruptcy, reorganization or insolvency, whether or not allowable as a claim), contingent or otherwise, of the Loan Parties from time to time to the Subordinated Creditors under the Subordinated Note Documents.

                  "Subordinated Notes" means those 10% Senior Subordinated Notes of the Borrower due 2013 issued pursuant to the Indenture, as the same may be amended, modified, supplemented, extended, restated, refinanced and replaced from time to time.

                  "Subordinated Note Documents" means the Subordinated Notes, the Indenture and all other documents executed and delivered in respect of the Subordinated Notes and the Indenture, in each case as the same may be amended, modified, supplemented, extended, restated, refinanced and replaced from time to time.

                  "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time

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         beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Parent.

                  "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         2.       Intercreditor and Subordination Provisions.

         (a) Subordination. Notwithstanding any contrary provision contained in the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction with respect to any Collateral, any applicable law or judicial decision or the Financing Documents, or whether any Secured Party has possession or control of all or any part of the Collateral, and irrespective of the time, order or method of attachment, perfection, filing or recording of any Lien in the Collateral or existing under the Collateral Documents, as among the Secured Parties the rights of the Senior Creditors in respect of Liens in the Collateral or existing under the Collateral Documents shall at all times be prior and superior to the rights of the Subordinated Creditors in respect of any Lien in the Collateral or existing under the Collateral Documents.

         (b) Limit on Enforcement. The Secured Parties agree among themselves and for their own benefit alone that the Liens granted and provided for in the Collateral Documents shall not be enforced as against any of the Collateral except by the Collateral Agent at the direction of the requisite Lenders as provided in the Credit Agreement. Each Secured Party agrees that, until the Credit Agreement has been terminated and the Senior Obligations have been paid in full in cash, the provisions of this Intercreditor Agreement shall provide the exclusive method by which any Secured Party may exercise rights and remedies under the Collateral Documents. Each Subordinated Creditor agrees that, until the Credit Agreement has been terminated and the Senior Obligations have been paid in full in cash, no Subordinated Creditor may exercise any rights or remedies in respect of any Lien in the Collateral or existing under the Collateral Documents.

         (c) Control by Senior Creditors. The Collateral Agent shall take any action with respect to the Collateral and the Collateral Documents requested in writing by the requisite Lenders as provided in the Credit Agreement (including, without limitation, any direction (i) to release all or any portion of the Collateral from the Liens created under the Collateral Documents, (ii) to execute any amendment, modification or supplement to the Collateral Documents,
(ii) to exercise or refrain from exercising any right, remedy or power available or conferred to the Collateral Agent under the Collateral Documents and (iv) to sell all or any portion of the Collateral at any price and on any other terms following exercise of remedies under the Collateral Documents) without the need for the approval or consent of, and

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notwithstanding any contrary direction from, any Subordinated Creditor. During the existence of an Event of Default, prior to receipt of any direction from the requisite Lenders as provided in the Credit Agreement, the Collateral Agent may take, but shall have no obligation to take, any and all actions with respect to the Collateral and the Collateral Documents (including, without limitation, the foreclosure of any Lien or any other exercise of remedies) as the Collateral Agent shall deem advisable or in the best interest of the Senior Creditors and the Subordinated Creditors; provided, however, that if instructions are thereafter received from the Requisite Lenders as provided in the Credit Agreement, then any subsequent actions of the Collateral Agent shall be subject to such instructions.

         (d) Application of Proceeds of the Collateral. The Collateral Agent shall pay to and apply all proceeds of the Collateral as follows:

                  (i) First, to the payment of the reasonable costs and expenses of the Collateral Agent incurred in connection with the execution of its duties as Collateral Agent, in exercising or attempting to exercise any right or remedy hereunder or under the Collateral Documents or in taking possession of, protecting, preserving or disposing of any item of Collateral, and all amounts against or for which the Collateral Agent is to be indemnified or reimbursed hereunder;

                  (ii) Second, after payment in full of the amounts set forth in clause (i) above, to the Administrative Agent for application to the Senior Obligations in the order set forth in the Credit Agreement;

                  (iii) Third, after payment in full of the Senior Obligations, to the Trustee for application to the Subordinated Obligations as set forth in the Indenture;

                  (iv) Last, after payment in full of the amounts set forth in clause (iii) above, to the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

         (e) Recovery of Proceeds. If any Secured Party receives any proceeds of the Collateral other than from the Collateral Agent pursuant to the order of application set forth in Section 2(d), such Secured Party shall turn over such proceeds to the Collateral Agent promptly upon receipt thereof for application as provided in Section 2(d).

          (f) Reduction of Secured Obligations. The Borrower agrees that, notwithstanding any Financing Document to the contrary, the Secured Obligations owing under any Financing Document to a Secured Party (i) shall be reduced by the amount of any proceeds of the Collateral received by such Secured Party from the Collateral Agent pursuant to Section 2(d) and (ii) shall not be reduced by the amount of any proceeds of the Collateral paid over to the Collateral Agent by such Secured Party pursuant to Section 2(e) (except to the extent such proceeds are subsequently received by such Secured Party from the Collateral Agent pursuant to Section 2(d)).

          (g) Determination of Amounts of Secured Obligations. Whenever the Collateral Agent is required to determine the existence or amount of any of the Secured Obligations or any portion thereof or the existence of any Event of Default for any purposes of this Intercreditor Agreement, it shall be entitled to make such determination on the basis of one or more certificates of any Secured Party (with respect to the Secured Obligations owed to such Secured Party); provided, however, that if, notwithstanding the request of the Collateral Agent, any Secured Party shall fail or refuse within ten days of such request to certify as to the existence or amount of any Secured Obligations or any portion thereof owed to it or the existence of any Event of Default, the Collateral Agent shall be entitled to determine such existence or amount by such method as the Collateral Agent may reasonably determine, including by reliance upon a certificate of the Borrower; provided further, that, promptly following determination of any such amount, the Collateral Agent shall notify such Secured Party of such determination and thereafter shall correct

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any error that such Secured Party brings to the attention of the Collateral
Agent. The Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction in a final, nonappealable judgment) and shall have no liability to the Borrower, any Guarantor, any Secured Party or any other Person as a result of any action taken by the Collateral Agent based upon such determination prior to receipt of notice of any error in such determination.

         (h) Acts of Secured Parties. Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Intercreditor Agreement to be given or taken by the Secured Parties or any portion thereof may be and, at the request of the Collateral Agent, shall be embodied in and evidenced by one or more instruments satisfactory in form and substance to the Collateral Agent and signed by or on behalf of such Persons and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to the Collateral Agent. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an "Act" of the Persons signing such instrument or instruments. In the absence of bad faith on the part of the Collateral Agent, the Collateral Agent shall be entitled to rely absolutely upon an Act of any Secured Party if such Act purports to be taken by or on behalf of such Secured Party, and nothing in this Intercreditor Agreement shall be construed to require any Secured Party to demonstrate that it has been authorized to take any action which it purports to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any Act of such Secured Party.

         (i) Intercreditor Arrangements in Bankruptcy.

                  (i) This Intercreditor Agreement shall remain in full force and effect and enforceable pursuant to its terms in accordance with
         Section 510(a) of the Bankruptcy Code of the United States, and all references herein to any Loan Party shall be deemed to apply to such entity as debtor in possession and to any trustee in bankruptcy for the estate of such entity.

                  (ii) Except as otherwise specifically permitted in this
         Section 2(i), until the Credit Agreement is terminated and the Senior Obligations have been paid in full in cash, no Subordinated Creditor shall assert without the written consent of the Required Lenders any claim, motion, objection, or argument in respect of any Collateral in connection with any proceeding under Debtor Relief Laws which could otherwise be asserted or raised in connection with such proceeding by such Subordinated Creditor as a creditor of any Loan Party with a Lien on any Collateral, including without limitation any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of any Collateral.

                  (iii) Without limiting the generality of the foregoing, the Subordinated Creditors agree that in any proceeding under Debtor Relief Laws, the Subordinated Creditors shall not oppose any sale or other disposition of any assets comprising part of the Collateral free and clear of the Liens of any party, including the Subordinated Creditors under Section 363 of the Bankruptcy Code of the United States on the basis that the Subordinated Creditors' interest in the Collateral is impaired by such sale or inadequately protected as a result of such sale if the Senior Creditors have consented to such sale or disposition of such assets.

                  (iv) The Subordinated Creditors agree that they will not initiate, prosecute, encourage, or assist with any other person to initiate or prosecute any claim, action or other proceeding (i) challenging the validity or enforceability of this Intercreditor Agreement, (ii) challenging the validity or enforceability of any Senior Creditor's claim with respect to the Collateral, (iii) challenging the perfection or enforceability of any Liens of the Senior Creditors


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         in any Collateral or (iv) asserting any claims which any Loan Party may hold with respect to the Senior Creditors or the Senior Obligations, if any.

                  (v) To the extent that any Senior Creditor receives payments or transfers in respect of the Senior Obligations or proceeds of the Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Senior Obligations, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by such Senior Creditor.

                  (vi) Notwithstanding any other provision of this Section, the Senior Creditors and the Subordinated Creditors shall be entitled to file any necessary pleadings, motions, objections or agreement which assert rights or interests available to unsecured creditors of any Loan Party arising under either the Bankruptcy Code of the United States or applicable non-bankruptcy law.

         3. Representations of Administrative Agent and Trustee.

        (a) The Administrative Agent represents and warrants to the other parties hereto that it has full power and authority to execute and deliver this Intercreditor Agreement on behalf of the Senior Creditors and that this Intercreditor Agreement shall be binding upon the Senior Creditors.

         (b) The Trustee represents and warrants to the other parties hereto that it has full power and authority to execute and deliver this Intercreditor Agreement on behalf of the Subordinated Creditors and that this Intercreditor Agreement shall be binding upon the Subordinated Creditors. The Trustee further represents and warrants that it has full power and authority to execute and deliver, on behalf of the Subordinated Creditors, a restatement or replacement of this Intercreditor Agreement in connection with any refinance, restatement or replacement of the Credit Agreement, provided that the terms of such restatement or replacement of this Intercreditor Agreement shall be on substantially the same terms hereof.

         4. Collateral Agent

         (a) Appointment and Authority of Collateral Agent.

                  (i) Each of the Secured Parties hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Intercreditor Agreement and each Collateral Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Intercreditor Agreement or any Collateral Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any Collateral Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Intercreditor Agreement or any Collateral Document or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the Collateral Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Agent shall act on behalf of the Secured Parties with respect to any Collateral and the

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         Collateral Documents, and the Collateral Agent shall have all of the benefits and immunities as provided herein or in the Collateral Documents.

                  (ii) The Secured Parties irrevocably authorize the Collateral
         Agent:

                           (A) to execute the Collateral Documents for and on
                  behalf of the Secured Parties,

                           (B) to perfect the security interest in the
                  Collateral for the benefit of the Secured Parties,

                           (C) to hold instruments, if any, representing any
                  Collateral for the benefit of the Secured Parties, and

                           (D) to take any and all actions with respect to the
                  Collateral and the Collateral Documents requested in writing by the Required Lenders without the need for the approval or consent of, and notwithstanding any contrary direction from, any Subordinated Creditor.

         (b) Duties.

                  (i) The Collateral Agent accepts the duties hereunder and under the Collateral Documents and agrees to perform the same, but only upon the terms and conditions hereof and of the Collateral Documents, to all of which the Loan Parties and the Secured Parties by their acceptance hereof agree.

                  (ii) The Collateral Agent shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Collateral or to otherwise take or refrain from taking any action under, or in connection with, this Intercreditor Agreement or the Collateral Documents, except as expressly provided by the terms and conditions of this Intercreditor Agreement or the Collateral Documents. The Collateral Agent may take, but shall have no obligation to take, any and all such actions under the Collateral Documents or otherwise as it shall reasonably deem to be in the best interests of the Secured Parties in order to maintain the Collateral and protect and preserve the Collateral and the rights of the Secured Parties.

                  (iii) The Collateral Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of any of the Loan Parties to the Collateral or as to the security afforded by this Intercreditor Agreement or the Collateral Documents and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Loan Party of its obligations under any of the Financing Documents.

                  (iv) The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to any of the Loan Parties, any of their Subsidiaries or any of the Secured Parties as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such Collateral in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it.

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         (c) Delegation of Duties. The Collateral Agent may execute any of its duties under this Intercreditor Agreement or any Collateral Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care in the absence of gross negligence or willful misconduct.

         (d) Liability.

                  (i) The Collateral Agent shall not be (A) liable to any Loan Party or any Secured Party for any action taken or omitted to be taken by it under or in connection with this Intercreditor Agreement or any Collateral Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), (B) responsible in any manner to any Secured Party for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any Collateral Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Intercreditor Agreement or any Collateral Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Intercreditor Agreement or any Collateral Document, or for any failure of any Loan Party or any other party to this Intercreditor Agreement or any Collateral Document to perform its obligations hereunder or thereunder or (C) liable except with respect to such duties as are specifically set forth in this Intercreditor Agreement or in the Collateral Documents and no implied covenants or obligations shall be read into this Intercreditor Agreement or the Collateral Documents against the Collateral Agent, but the duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Intercreditor Agreement and the Collateral Documents.

                  (ii) The Collateral Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of by any Loan Party of any of the agreements contained in, or conditions of, this Intercreditor Agreement or any Collateral Document, or to inspect the properties, books or records of any Loan Party or any affiliate thereof. The Collateral Agent shall not assume, and shall not be deemed to have assumed, any obligation towards or relationship of agency, fiduciary or trust with or for any other Person.

                  (iii) Whether or not an Event of Default shall have occurred, the Collateral Agent shall not be under any obligation to take or refrain from taking any action under this Intercreditor Agreement or the Collateral Documents (A) which may tend to involve it in any expense or liability, unless and until it is (x) requested in writing so to do by the Required Lenders as provided herein and (y) furnished, from time to time as it may require, with satisfactory security and indemnity or (B) which may conflict with any provisions of law, this Intercreditor Agreement, the Collateral Documents or any order of any court or administrative agency.

         (e) Reliance. In the absence of bad faith on the part of the Collateral Agent, the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Intercreditor Agreement or any Collateral Document in accordance with the direction or consent of the requisite Secured Parties as set forth herein, and any action taken or failure to act pursuant to such direction or consent shall be binding upon all the Secured Parties.

         (f) Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Collateral Agent shall have received a notice of Event of Default from a Senior Creditor or a Loan Party as set forth herein. The Collateral Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

         (g) Indemnification. The Loan Parties jointly and severally agree:

                  (i) to pay to the Collateral Agent all of its out-of-pocket expenses in connection with the preparation, execution and delivery of this Intercreditor Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of its special counsel;

                  (ii) to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by it hereunder;

                  (iii) except as otherwise expressly provided herein, to reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Intercreditor Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel); and

                  (iv) to indemnify the Collateral Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, nonappealable judgment) on its part, arising out of or in connection with this Intercreditor Agreement (excluding any amounts relating to disputes between or among the parties to this Intercreditor Agreement other than any such disputes involving a Loan Party) or the Collateral Documents or any action taken or omitted by it thereunder or in connection therewith, including, but not limited to, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, and any loss, liability, expense or claim arising out of its possession, management, control, use or operation of the Collateral.

          The Secured Parties (other than the Trustee) shall indemnify the Collateral Agent upon demand (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold the Collateral Agent harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Collateral Agent arising out of the actions of the Collateral Agent under this Intercreditor Agreement or any Collateral Documents or the transactions contemplated thereby or the enforcement of any of the terms thereof or of any such other documents including all expenses, compensation, disbursements, advances, losses or liabilities of the type described above; provided, however, that no Secured Party shall be liable for the payment to the Collateral Agent of any portion thereof to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the Collateral Agent's own gross negligence or willful misconduct; provided, further, that, with respect to the Senior Creditors only, no action taken by the Collateral Agent in accordance with the directions or the consent of the requisite Lenders as provided in the Credit Agreement shall be deemed to constitute gross negligence or willful misconduct for purposes hereof. The rights of each Secured Party shall be subrogated to the rights of the Collateral Agent with respect to all amounts paid by it pursuant to this paragraph, and all such amounts shall constitute Senior Obligations or Subordinated Obligations, as the case may be.

         This Section 4(g) shall survive termination of the Financing Documents and the repayment in full of the Secured Obligations.

          (h)        Status of Moneys Received.

                  (i) Pending the disbursement thereof pursuant to the terms of this Intercreditor Agreement, all proceeds of the Collateral received by the Collateral Agent following the enforcement of the Liens granted and provided for in the Collateral Documents shall, until used or applied as herein provided, be held for the purposes for which they were received, in segregated accounts, and shall, if held by the Collateral Agent for more than one business day, be invested by the Collateral Agent in either (A) direct obligations of the United States of America or (B) obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, maturing not more than ninety days from the date of such investment. Earnings on monies so invested shall constitute proceeds of Collateral for purposes of this Intercreditor Agreement. The Collateral Agent and any affiliated corporation may become the owner of any of the Secured Obligations and be interested in any financial transaction with any of the Loan Parties or any affiliated corporation, or the Collateral Agent may act as depository or otherwise in respect to other securities of any of the Loan Parties or any affiliated corporation, all with the same rights which it would have if it was not the Collateral Agent.

          (i) Individual Capacity. Bank One, NA and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any of the Loan Parties and their respective affiliates as though Bank One, NA were not the Collateral Agent hereunder and without notice to or consent of the Secured Parties. The Secured Parties acknowledge that, pursuant to such activities, Bank One, NA or its affiliates may receive information regarding any Loan Party or its affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such affiliate) and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them.

          (j) Successor Collateral Agent. The Collateral Agent may resign as Collateral Agent upon not less than thirty days' notice to the Secured Parties. Upon any such resignation, the Required Lenders shall have the right to appoint a successor collateral agent (without the need for the consent or approval of, and notwithstanding any contrary direction from, any Subordinated Creditor), which successor shall be a state or national bank or trust company in good standing, organized under the laws of the United States of America or of any State, having a capital, surplus and undivided profits aggregating at least $500 million, if there be such a bank or trust company willing and able to accept the duties hereunder upon reasonable and customary terms. If no successor collateral agent is appointed and shall have accepted such appointment in writing within fifteen days prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint, after consulting with the Senior Creditors (without the need to consult with any Subordinated Creditor), a successor collateral agent that meets the eligibility requirements set forth in the preceding sentence. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the retiring Collateral Agent, upon the signing, transferring and setting over to such successor Collateral Agent all rights, monies and other collateral held by it in its capacity as Collateral Agent, shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation hereunder, the provisions of this Section 4 and with respect to the Collateral Agent hereunder shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent hereunder. If no successor collateral agent has accepted appointment as Collateral Agent by the date thirty days following a retiring Collateral Agent's notice of resignation, the retiring Collateral Agent's resignation shall nevertheless thereupon become effective and the Required Lenders shall succeed to all the rights, powers and duties of the retiring Collateral Agent until such time, if any, as a successor collateral agent is appointed. Any successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to the Borrower and the predecessor Collateral Agent an instrument accepting such appointment, and thereupon such successor Collateral Agent, without any further act, deed, conveyance or transfer, shall become vested with the title to the Collateral, and with all the rights, powers, duties and obligations of the predecessor Collateral Agent in the trust hereunder, with like effect as if originally named as Collateral Agent herein. Upon the request of any such successor Collateral Agent, and at the expense of the Loan Parties, the Loan Parties and the predecessor Collateral Agent shall promptly execute and deliver such instruments of conveyance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Collateral Agent its interest in the Collateral and all such rights, powers, duties and obligations of the predecessor Collateral Agent hereunder, and the predecessor Collateral Agent shall also promptly assign and deliver to the successor Collateral Agent any Collateral then in its possession.

         5. Miscellaneous.

         (a) Successors; Continuing Effect.

                   (i) This Intercreditor Agreement is being entered into for the benefit of, and shall be binding upon, (A) the Senior Creditors and their respective successors and assigns, including subsequent holders of the Senior Obligations and (B) the Subordinated Creditors and their respective successors and assigns, including subsequent holders of the Subordinated Obligations.

                   (ii) The Trustee agrees to execute (on behalf of the Subordinated Creditors) a restatement or replacement of this Intercreditor Agreement in connection with any refinance, restatement or replacement of the Credit Agreement, provided that the terms of such restatement or replacement of this Intercreditor Agreement shall be on substantially the same terms hereof.

                   (iii) This Intercreditor Agreement shall terminate upon the termination of the Credit Agreement and the payment of all Senior Obligations in full in cash (unless otherwise terminated sooner upon the request of the Required Lenders) and the Subordinated Creditors agree that the Collateral Agent may release the Liens arising under the Collateral Documents upon the termination of this Intercreditor Agreement.

         (b) Amendments to this Intercreditor Agreement. Each of the parties hereto agrees that this Intercreditor Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement has been approved in writing by the Loan Parties, the Required Lenders (or the Administrative Agent acting with the consent of the Required Lenders) and the Trustee acting with the consent of the requisite holders of the Subordinated Notes under the Indenture.

        (c) Further Assurances. Each of the parties hereto will, at the expense of the Loan Parties, and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that the Collateral Agent may reasonably request in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder.

         (d) Expenses. The Loan Parties shall pay upon demand, the amount of any and all reasonable expenses of the Secured Parties (including, without limitation, the reasonable fees and expenses of counsel) which any of the Secured Party may incur in connection with the exercise or enforcement of any of their rights or interests hereunder.

         (e) Notices. All notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) if delivered (A) by hand or by courier, when signed for by or on behalf of the relevant party hereto, (B) by certified or registered mail, four business days after deposit in the mails, postage prepaid and (C) by facsimile, when sent and receipt has been confirmed (which confirmation may be by telephone); provided, however, that notices and other communications to the Collateral Agent shall not be effective until actually received. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder. All written notices shall be delivered, and any notices and other communications expressly permitted hereunder to be given by telephone shall be made, to the address, facsimile number or telephone number specified on the signature pages hereto for such party or to such other address, facsimile number or telephone number as shall be designated by such party in a notice to the other parties.

         (f) Severability. Any provision of this Intercreditor Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         (g) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

         (h) Entire Agreement; Governing Law. This Intercreditor Agreement embodies the entire agreement and understanding of the parties hereto regarding the subject matter hereof. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          (i) Counterparts. This Intercreditor Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

                            [Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Intercreditor Agreement to be duly executed and delivered by their duly authorized officers on the date and year first above written.


BANK ONE, NA,
as Collateral Agent

By: /s/ Timothy K. Boyle
   -----------------------------------
Name:   Timothy K. Boyle
Title:  First Vice President


BANK ONE, NA,
 as Administrative Agent for and on behalf of the Senior Creditors


By: /s/ Timothy K. Boyle
   -----------------------------------
Name:   Timothy K. Boyle
Title:  First Vice President


U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee for and on behalf of the Subordinated Creditors


By:
   ------------------------------------
Name:
Title:


ARDENT HEALTH SERVICES, INC.,
a Delaware corporation

By:
   ------------------------------------
Name:
Title:

IN WITNESS WHEREOF, the undersigned have caused this Intercreditor Agreement to be duly executed and delivered by their duly authorized officers on the date and year first above written.


BANK ONE, NA,
as Collateral Agent


By:
   --------------------------------
Name:
Title:


BANK ONE, NA,
as Administrative Agent for and on behalf of the Senior Creditors


By:
   --------------------------------
Name:
Title:


U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee for and on behalf of the Subordinated Creditors


By: /s/ Frank P. Leslie, III
   --------------------------------
Name: Frank P. Leslie, III
Title: Vice President


ARDENT HEALTH SERVICES, INC.,
a Delaware corporation


By:
   --------------------------------
Name:
Title:

IN WITNESS WHEREOF, the undersigned have caused this Intercreditor Agreement to be duly executed and delivered by their duly authorized officers on the date and year first above written.

BANK ONE, NA,
as Collateral Agent



By:
   ---------------------------------
Name:
Title:

BANK ONE, NA,
as Administrative Agent for and on behalf of the Senior Creditors



By:
   ---------------------------------
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee for and on behalf of the Subordinated Creditors



By:
   ---------------------------------
Name:
Title:

ARDENT HEALTH SERVICES, INC.
a Delaware corporation



By: /s/ William P. Barnes
   ---------------------------------
Name: William P. Barnes
Title: Treasurer

BHC ALHAMBRA HOSPITAL, INC.,
a Tennessee corporation
BHC BELMONT PINES HOSPITAL, INC.,
a Tennessee corporation
BHC CEDAR VISTA HOSPITAL, INC.,
a California corporation
BHC COLUMBUS HOSPITAL, INC.,
a Tennessee corporation
BHC FAIRFAX HOSPITAL, INC.,
a Tennessee corporation
BHC FOX RUN HOSPITAL, INC.,
a Tennessee corporation
BHC FREMONT HOSPITAL, INC.,
a Tennessee corporation
BHC GULF COAST MANAGEMENT GROUP, INC.,
a Tennessee corporation
BHC HEALTH SERVICES OF NEVADA, INC.,
a Nevada corporation
BHC HERITAGE OAKS HOSPITAL, INC.,
a Tennessee corporation
BHC HOSPITAL HOLDINGS, INC.,
a Delaware corporation
BHC INTERMOUNTAIN HOSPITAL, INC.,
a Tennessee corporation
BHC LEBANON HOSPITAL, INC.,
a Tennessee corporation
BHC MANAGEMENT HOLDINGS, INC.,
a Delaware corporation
BHC MANAGEMENT SERVICES, LLC,
a Delaware limited liability company
BHC MANAGEMENT SERVICES OF INDIANA, LLC, a Delaware limited liability company
BHC MANAGEMENT SERVICES OF KENTUCKY, LLC, a Delaware limited liability company
BHC MANAGEMENT SERVICES OF NEW MEXICO, LLC, a Delaware limited liability company
BHC MANAGEMENT SERVICES OF STREAMWOOD, LLC, a Delaware limited liability company
BHC MEADOWS PARTNER, INC.,
a Delaware corporation
BHC MONTEVISTA HOSPITAL, INC.,
a Nevada corporation
BHC OF INDIANA, GENERAL PARTNERSHIP,
a Tennessee general partnership


By: /s/ William P. Barnes
   ---------------------------------------
Name: William P. Barnes
Title: Treasurer of each of the foregoing Grantors


[Signature Pages Follow]

BHC OF NORTHERN INDIANA, INC.,
a Tennessee corporation

BHC PHYSICIAN SERVICES OF KENTUCKY, LLC, a Delaware limited liability company

BHC PINNACLE POINT HOSPITAL, INC.,
a Tennessee corporation

BHC PROPERTIES, INC.
a Tennessee corporation

BHC SIERRA VISTA HOSPITAL, INC.,
a Tennessee corporation

BHC SPIRIT OF ST. LOUIS HOSPITAL, INC.,
a Tennessee corporation

BHC STREAMWOOD HOSPITAL, INC.,
a Tennessee corporation

BHC VALLE VISTA HOSPITAL, INC.,
a Tennessee corporation

BHC WINDSOR HOSPITAL, INC.,
an Ohio corporation

BLOOMINGTON MEADOWS, G.P.,
a Delaware general partnership

COLUMBUS HOSPITAL, LLC,
a Delaware limited liability company

INDIANA PSYCHIATRIC INSTITUTES, INC.,
a Delaware corporation

LEBANON HOSPITAL, LLC,
a Delaware limited liability company

MESILLA VALLEY GENERAL PARTNERSHIP,
a New Mexico general partnership

MESILLA VALLEY HOSPITAL, INC.,
a New Mexico corporation

MESILLA VALLEY MENTAL HEALTH ASSOCIATES, INC., a New Mexico corporation

NORTHERN INDIANA HOSPITAL, LLC,
a Delaware limited liability company

VALLE VISTA, LLC,
a Delaware limited liability company

WILLOW SPRINGS, LLC,
a Delaware limited liability company

AHS RESEARCH AND REVIEW, LLC,
a New Mexico limited liability company

BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC, a Delaware limited liability company


By:  /s/ William P. Barnes
    ----------------------------------------------
Name:  William P. Barnes
Title: Treasurer of each of the foregoing Grantors